UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

TheMaven, Inc.

(Exact name of registrant as specified in its charter)

Delaware	68-0232575
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

200 Vesey Street, 24th Floor New York, New York	10281
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	NYSE American

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not Applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of the Registrant’s Securities to Be Registered.

theMaven, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $0.01 per share, to be registered hereunder, as set forth in Exhibit 4.14, Description of Securities, to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on August 16, 2021.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on the NYSE American and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: February 2, 2022	THEMAVEN, INC.

	By:	/s/ Doug Smith
	Name:	Doug Smith
	Title:	Chief Financial Officer

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